Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130371) of BT Group plc of our report dated May 16, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report, on Form 20-F for the year ended March 31, 2007.

/s/ PricewaterhouseCoopers LLP

1 Embankment Place London, WC2N 6RH United Kingdom May 30, 2007